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                                                          EXHIBIT 10.1

      This Executive Employment Agreement ("AGREEMENT"), dated January 1, 2004 is between Superior Industries International, Inc. ("COMPANY") and Steven J. Borick ("EMPLOYEE").

                                    RECITALS

      Company is formed to engage primarily in the automobile parts manufacturing business. Employee has experience in this business and possesses valuable skills and experience that will be used in advancing Company's interests. Employee is willing to be engaged by Company and Company is willing to engage Employee in the capacity of President and Chief Operating Officer of Company ("PRESIDENT"), upon the terms and conditions set forth in this Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in this agreement.

                                    AGREEMENT

      Employee and Company, intending to be legally bound, agree as follows:

1. SERVICES

1.1.  GENERAL SERVICES.

      1.1.1. Company shall engage Employee as its President, reporting to the Chief Executive Officer. As of the Commencement Date, Employee shall perform the duties customarily performed by one holding such position in a similar business as that engaged in by Company, as determined by the Board in its sole and absolute discretion, and shall serve as a member of the Board so long as he is employed as President of Company. Employee's duties may change from time to time on reasonable notice, based on the needs of Company and Employee's skills as determined by Company. (The duties to be performed by Employee to Company and its affiliates shall hereinafter be referred to as the "Services").

      1.1.2. Employee shall devote his entire working time, attention, and energies to the business of Company, and shall not, during the Term (as defined below), be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Board. The foregoing is not intended to restrict Employee's ability to enter into passive investments that do not compete in any way with Company's business.

1.2. LOCATION. Employee shall be based at the company's corporate headquarters. Employee shall undertake such travel as is necessary or advisable for the effective performance of the duties of the position. Employee's office initially will be based in California or such other location in Los Angeles County as Company may designate.

1.3. BEST ABILITIES. Employee shall serve Company faithfully and to the best of his ability and shall use his best abilities to perform the Services. Employee shall act at all times according to what is reasonably believed to be in the best interests of Company.

1.4. COMPANY AUTHORITY. As an officer of Company, Employee shall, with the assistance of consultants, professionals, and other employees of Company, comply with all laws, rules and regulations applicable to Employee as a result of this Agreement. In complying with the Laws, Employee may after reasonable investigation and in good faith rely upon advice given to Employee or to the Board by Company's legal counsel and other consultants or employees Company engages in connection with compliance with the Laws; provided, however, that Employee may rely only upon advice that is within the scope of the profession or expertise of the person providing such advice. Prior to the execution of this Agreement, Employee has received and reviewed Company's Policies and Procedures and Company's Employee Handbook. Employee shall comply with Company's Policies and Procedures (as they may be amended
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      from time to time), as well as practices now in effect or as later amended or adopted by Company, as required of similarly situated employees at Company.

2. TERM.

2.1. The term (the "Term") of this Agreement shall be effective as of the date hereof (the "Effective Date") and shall govern Employee's employment from and after such date through and including December 31, 2008. This Agreement shall automatically renew for an additional one (1) year period thereafter unless either party provides written notice at least six (6) months in advance of terminating the Agreement, or until as provided in
      Section 4 of this Agreement.

2.2.  COMPENSATION AND BENEFITS

2.3. COMPENSATION. Employee's total compensation consists of base salary, variable compensation (as further identified in this Agreement), and medical and other benefits generally provided to similarly situated employees of Company. Any compensation paid to Employee shall be pursuant to Company's policies and practices for exempt employees and shall be subject to all applicable laws and requirements regarding the withholding of federal, state and/or local taxes. Compensation provided in this Agreement is full payment for the Services and Employee shall receive no additional compensation for extraordinary services unless otherwise authorized in writing by the Board.

      2.3.1. Base Compensation. During the Term, Company agrees to pay Employee an annual base salary of $650,000.00, less applicable withholdings, payable in equal installments no less frequently than semi-monthly. In no event shall Employee's base compensation be less than $650,000.00 per year. Commencing on the first anniversary of the Effective Date and on each anniversary thereafter, the Board may, at the recommendation of the CEO, at its sole discretion adjust the base compensation to take into account Employee's performance and the performance of Company in general; however, the Board shall have no obligation to do so.

      2.3.2. Variable Compensation. Employee shall be eligible for variable compensation, subject to applicable withholdings and subject to approval by the Board and the Company's Compensation Committee, and shall be set forth in a separate agreement.

2.4. BUSINESS EXPENSES Company shall reimburse Employee for business expenses reasonably incurred in performing the Services according to Company's Expense Reimbursement Policy.

2.5. ADDITIONAL BENEFITS. Company shall provide Employee those additional benefits normally granted by Company to similarly situated employees subject to eligibility requirements applicable to each benefit. Company has no obligation to provide any other benefits unless provided for in this Agreement. As of the Commencement Date, Company intends to provide major medical and dental benefits, holidays, and a 401K Plan. To the extent that Company offers life or disability insurance to other executive officers of Company and to the extent Employee is otherwise eligible for coverage there under without a material adverse impact on the ability of Company to offer such benefits generally, Company shall make those same benefits available to Employee. Company reserves the right to modify, suspend, or discontinue any and all of the above benefit plans, policies, and practices at any time without notice to or recourse by Employee so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

2.6 USE OF AUTOMOBILE. The Company shall provide Employee with a reasonable car allowance on a monthly basis intended to cover all operating expenses of the automobile and adequate automobile insurance with reasonable policy limits.

2.7 PAID TIME OFF. Employee shall be entitled to up to fifteen (15) paid days off per calendar year.
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3.    TERMINATION

      3.1 CIRCUMSTANCES OF TERMINATION. This Agreement and the relationship between Company and Employee may be terminated prior to the expiration of the Term only as follows:

            3.1.1 Death. This Agreement shall terminate upon Employee's death, effective as of the date of Employee's death.

            3.1.2 Disability. Company may, at its sole discretion, either suspend compensation payments due under Section 3.1 or terminate this Agreement due to Employee's Disability. For purposes of this Agreement, "Disability" shall mean circumstances in which Employee is incapable of performing the Services, after Company has made or attempted to provide reasonable accommodations to Employee as required by applicable law, because of accident, injury, or physical or mental illness for sixty (60) consecutive days, or is unable or shall have failed to perform the Services for a total period of ninety (90) days, regardless of whether such days are consecutive. If Company suspends compensation payments because of Employee's Disability; Company shall resume compensation payments when Employee resumes performance of the Services. If Company elects to terminate this Agreement due to Employee's Disability; it will give Employee not more than thirty (30) days advance written notice.

            3.1.3 Discontinuance Of Business. If Company discontinues operating its business in any substantial respect, then this Agreement shall terminate as of the last day of the month on which Company ceases such operations with the same effect as if that last date were originally established as the termination date of this Agreement.

            3.1.4 For Cause. Company may terminate this Agreement without advance notice for Cause, as determined at the sole discretion of the Board. For the purpose of this Agreement, "Cause" shall mean, as determined by Company in its sole discretion: any failure to comply in any material respect with this Agreement or any agreement incorporated herein; personal or professional misconduct by Employee (including, but not limited to, criminal activity or gross or willful neglect of duty); breach of Employee's fiduciary duty to Company and/or any subsidiaries, affiliates or successors of Company; conduct that threatens public health or safety, threatens Company's ability to manufacture automobile parts, or threatens to do immediate or substantial harm to Company's business or reputation; or any other misconduct, deficiency, failure of performance, breach or default. To the extent that a breach pursuant to this Section 3.1.4 is, in Company's sole discretion, reasonably capable of being cured by Employee without harm to Company or its reputation, Company shall, instead of immediately terminating Employee pursuant to this Agreement, provide Employee with notice of such breach, specifying the actions required to cure such breach, and Employee shall have thirty (30) days to cure such breach by performing the actions so specified. If Employee fails to cure such breach to the Company's satisfaction within the thirty
                  (30) day period, Company may terminate this Agreement without further notice. Company's exercise of its right to terminate under this Section shall be without prejudice to any other remedy to which Company may be entitled at law, in equity, or under this Agreement.

            3.1.5 Without Cause. This Agreement may be terminated without Cause at any time by the Company upon thirty (30) days advanced written notice to Employee.

            3.1.6 Voluntary Termination. This Agreement may be terminated for any reason at any time by Employee upon thirty (30) days advanced written notice to the Company.

            3.1.7 Change in Control. For purposes of this Plan, a "Change in
                  Control" of the Company shall be deemed to have occurred if:

                  3.1.7.1.1 Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding
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                  securities.

                  3.1.7.1.2 The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as hereinabove described) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  3.1.7.1.3 The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            3.1.8 ACTIVATION EVENT. For purpose of this Plan, the term
                  "Activation Event" shall mean an involuntary termination of employment with the Company within one (1) year after a Change in Control. "Involuntary termination" shall mean:


                  3.1.8.1.1 without the Employee's express written consent the significant reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority, or responsibilities;

                  3.1.8.1.2 without the Employees' express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;

                  3.1.8.1.3 a reduction by the Company in the base salary and/or incentive compensation opportunity of the employee as in effect immediately prior to such reduction;

                  3.1.8.1.4 a material reduction by the Company in the kind or level of employee benefits, to which the Employee was entitled immediately prior to such reduction with the result that the employee's overall benefits package is significantly reduced;

                  3.1.8.1.5 the relocation of the Employee to a facility or a location more than 50 miles from the employee's then present location, without the Employee's express written consent;

                  3.1.8.1.6 any purported termination of the employee by the Company that is not effected for disability or for just cause, or any purported termination for which the grounds relied upon are not valid;

                  3.1.8.1.7 the failure of the Company to obtain the assumption of this Plan by any successors contemplated by the Change-in-Control agreement or transaction; or

                  3.1.8.1.8 any act or set of facts or circumstances, that would, violate California case law.

      3.2   EMPLOYEE'S RIGHTS UPON TERMINATION.

            3.2.1 Expiration of Term. Upon termination of this Agreement by expiration of the Term set forth in Section 2 above, Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee (a) any accrued and unpaid base compensation and variable compensation (less applicable withholdings) and (b) reimbursement of any unpaid reimbursable
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                  expenses, owed to Employee prior to the expiration of the
                  Term.

            3.2.2 Death or Disability. Upon termination of this Agreement because of death or Disability of Employee pursuant to Sections 3.1.1 or 3.1.2 above, Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee's estate or designated beneficiary
                  (a) any accrued and unpaid base compensation and variable compensation pro rated to the date of termination (less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses, owed to Employee prior to the date of Employee's death or termination due to Disability

            3.2.3 Discontinuance Of Business. Upon termination of this Agreement because of discontinuation of Company's business pursuant to
                  Section 3.1.3, Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee (a) any unpaid base compensation (less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses, owed to Employee prior to the date of termination of this Agreement.

            3.2.4 Termination With Cause. Upon termination of Employee's employment for Cause pursuant to Section 3.1.4, Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee (a) any unpaid base compensation (less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses, owed to Employee by Company prior to the date of the termination

            3.2.5 Termination Without Cause. Upon termination of Employee's employment by Company without "Cause," Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee:

                  3.2.5.1.1 Any accrued and unpaid base compensation (less applicable withholdings) and reimbursement of any unpaid reimbursable expenses owed by Company to Employee through the termination date; and

                  3.2.5.1.2 Severance compensation totaling one (1) year base compensation in the form of (i) monthly payments to Employee in the amount of Employee's monthly base salary as in effect on the date of termination, payable in accordance with customary payroll practices, for twelve (12) months following such termination; provided, however, that such severance payments shall be reduced by 50% of any earnings of Employee subsequent to the termination that gives rise to the severance payments. Payment of severance compensation shall be conditioned upon Employee executing a Release Agreement, which shall include among other things the language set forth in Exhibit A and upon Employee's compliance with his obligations under Article 6; provided, however, that Company may in its sole discretion revise the language in Exhibit A at any time prior to the execution of the Release Agreement. Severance compensation pursuant to this Section 3.2.5 shall be in lieu of any other severance benefit or other right or remedy to which Employee would otherwise be entitled under Company's policies in effect on the date of execution of this Agreement or thereafter. Employee acknowledges and agrees that in the event Employee breaches any provision of Article 6 or the Release Agreement, his right to receive severance payments under this Section 4.2.5 shall automatically terminate and Employee shall repay all severance payments received.

                  3.2.5.1.3 For purposes of clarification, Company's or Employee's election not to renew the employment Term shall not constitute a termination without "Cause" covered by this
                  Section 3.2.5, but shall constitute a termination due to expiration of Term and subject to and covered by Section 3.2.1.
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            3.2.6 Voluntary Termination. Upon Employee's voluntary termination of his employment, Company shall have no further obligation to Employee under this Agreement or otherwise, except to pay to Employee (a) any unpaid base compensation (less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses owed to Employee by Company prior to the date of termination.

            3.2.7 Termination Due to Change in Control .

                        Upon termination of Employee's employment by Company due to Change In control," Company shall have no further obligation to Employee under this Agreement or otherwise except to pay to Employee:

                  3.2.7.1.1 Any accrued and unpaid base compensation (less applicable withholdings) and reimbursement of any unpaid reimbursable expenses owed by Company to Employee through the termination date; and

                  3.2.7.1.2 Severance compensation totaling three (3) years base compensation in the form of (i) monthly payments to Employee in the amount of Employee's monthly base salary as in effect on the date of termination, payable in accordance with customary payroll practices, for thirty six (36) months following such termination; provided, however, that such severance payments shall be reduced by 50% of any earnings of Employee subsequent to the termination that gives rise to the severance payments. Payment of severance compensation shall be conditioned upon Employee executing a Release Agreement, which shall include among other things the language set forth in Exhibit A and upon Employee's compliance with his obligations under Article 5; provided, however, that Company may in its sole discretion revise the language in Exhibit A at any time prior to the execution of the Release Agreement. Severance compensation pursuant to this Section 3.2.7 shall be in lieu of any other severance benefit or other right or remedy to which Employee would otherwise be entitled under Company's policies in effect on the date of execution of this Agreement or thereafter. Employee acknowledges and agrees that in the event Employee breaches any provision of Article 6 or the Release Agreement, his right to receive severance payments under this Section 3.2.7 shall automatically terminate and Employee shall repay all severance payments received.

            3.2.8 For purposes of clarification, Company's or Employee's election not to renew the employment Term shall not constitute a termination without "Cause" covered by this Section 3.2.7, but shall constitute a termination due to expiration of Term and subject to and covered by Section 3.2.1.

            3.2.9 Board Membership. Upon Employee's termination of employment for any reason whatsoever, Employee shall be deemed to have resigned as a member of the Board effective as of the date of Employee's termination, without any further action by Employee or any other party unless nominated by the Nominating committee and subject to shareholder approval.

4 REPRESENTATIONS AND WARRANTIES

      4.1 REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants that he has all right, power, authority and capacity, and is free to enter into this Agreement; that by doing so, Employee will not violate or interfere with the rights of any other person or entity; and that Employee is not subject to any contract, understanding or obligation that will or might prevent, interfere with or impair the performance of this Agreement by Employee. Employee shall indemnify and hold Company harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages and costs (including attorneys' fees and court costs) resulting from or arising out of any third party claim or action based upon Employee's violation of the foregoing representation.

      4.2 REPRESENTATIONS OF COMPANY. Company represents and warrants that it has all right, power and authority, without the consent of any other person, to execute and deliver, and perform its obligations under, this Agreement. All corporate and other actions required to be taken by Company to authorize the execution; delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly and properly taken.

      4.3 MATERIALITY OF REPRESENTATIONS. The representations, warranties and covenants set forth in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto.

5 COVENANTS

      5.1 NONDISCLOSURE AND INVENTION ASSIGNMENT. Employee shall not disclose or use at any time, either during the Term or thereafter, to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) of which Employer is or becomes aware, whether or not such information is developed by Employee, except to the extent that such disclosure or use is directly related to and required by Employee's Performance of his duties under this Agreement. For purposes of this Agreement, "Confidential Information" shall include Company's products, reports, studies, services, processes, suppliers, customers, customers' account executives, financial, sales and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans and strategies to the extent that such information has not been publicly disseminated by Company or otherwise made available to the public. For purposes of the foregoing, information shall not be deemed to have been "publicly disseminated" or "otherwise made available to the public" if such dissemination or availability arose as a result of a breach of this Agreement.

      5.2 COVENANT TO DELIVER RECORDS. Upon termination of Employee's employment, Employee will deliver to Company all customer lists, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof and regardless of the medium in which the information exists) made, used or obtained by Employee in connection with his employment by Company.

      5.3 EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Employee shall be subject to the provisions of the Company's Employee Standards of Professional Conduct Statement and is incorporated herein by this reference.

      5.4 NON-SOLICITATION. Employee agrees that, so long as he is employed by Company and for a period of one (1) year after termination of his employment for any reason, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with Company (b) usurp any opportunity of Company that Employee became aware of during his tenure at Company which is made available to him on the basis of the belief that Employee is still employed by Company, or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of Company to restrict or cancel the business of any such account, customer or client with Company. (For purposes of this Agreement, an employee, consultant, or agent is defined as any person who has worked for Company within the twelve-month period immediately preceding the termination of Employee's employment.).

      5.5 NON DISPARAGEMENT. Employee shall not, directly or indirectly, either for the benefit of Employee or any other Person, from the Effective Date to the first anniversary of the termination of his Employment, make any disparaging remarks that are reasonably likely to cause material injury to the relationship between the Company or its affiliates and any existing or prospective client, lessor, lessee, contractual counterparty, vendor, supplier, customer, distributor, employee, consultant, regulator or other business associate of the Company or its affiliates.

6 CERTAIN RIGHTS OF COMPANY

      6.1 ANNOUNCEMENT. Company shall have the right to make public announcements concerning the execution of this Agreement and certain terms thereof.

      6.2 RIGHT TO INSURE. Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, health, accident or other insurance covering Employee, and Employee shall have no right, title or interest in and to such insurance. Employee shall assist Company in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

7     ASSIGNMENT

      7.1 Neither party may assign or otherwise dispose of its rights nor obligations under this Agreement without the prior written consent of the other party except as provided in this Paragraph. Company may assign and transfer this Agreement, or its interest in this Agreement, to any affiliate of Company or to any entity that is a party to a merger, reorganization, or consolidation with Company, or to a subsidiary of Company, or to any entity that acquires substantially all of the assets of Company or of any division with respect to which Employee is providing services (providing such assignee assumes Company's obligations under this Agreement) without Employee's consent. Employee shall, if requested by Company, perform the Services, as specified in this Agreement, for the benefit of any subsidiary or other affiliate of Company. Upon assignment, acquisition, merger, consolidation or reorganization, the term "Company" as used herein shall be deemed to refer to such assignee or successor entity. Employee shall not have the right to assign his interest in this Agreement, any rights under this Agreement, or any duties imposed under this Agreement, nor shall Employee or his spouse, heirs, beneficiaries, executors or administrators have the right to pledge, hypothecate or otherwise encumber Employee's right to receive compensation hereunder without the express written consent of Company.

8 RESOLUTION OF DISPUTES

      8.1 VENUE. In the event of any dispute arising out of or in connection with this Agreement or in any way relating to the employment of Employee that leads to the filing of a lawsuit, the parties agree that venue and jurisdiction shall be in Los Angeles County, California.

      8.2 SUBMISSION TO ARBITRATION. Company and Employee agree that any dispute with any party (including Company's affiliates, successors, predecessors, contractors, employees and agents) that may arise out of this Agreement, or Employee's engagement with Company or the termination thereof, shall be submitted for resolution by mandatory, binding arbitration in accordance with Company's standard Alternative Dispute Resolution Agreement. The arbitration requirement applies to all statutory, contractual and/or common law claims including, but not limited to, claims arising under Title VII of the Civil Rights Action of 1964; the Age Discrimination in Employment Act; the Equal Pay Act of 1963; the California Fair Employment and Housing Act; California Labor Code sections 200, et seq., 970, and 1050, et seq.; the Fair Labor Standards Act; and the Americans with Disabilities Act. Both Company and Employee shall be precluded from bringing or raising in court or any other forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers' compensation benefits, claims arising under ERISA (29 U.S.C. Sections 1001, et seq.) or provisional remedies under California Code of Civil Procedure section 1281.8.

      8.3 PAYMENT OF COSTS AND FEES. Where required by law, Company shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding (for instance, Company will, if required, pay the arbitrator's fees to the extent it exceeds Court filing fees). Each party shall pay its own costs and attorneys' fees in the first instance. However, the arbitrator may award costs and attorneys' fees to the prevailing party to the extent permitted by law.

9 GENERAL PROVISIONS

      9.1 NOTICES. Notice under this Agreement shall be sufficient only if personally delivered by a major commercial paid delivery courier service or mailed by certified or registered mail (return receipt requested and postage pre-paid) to the other party at its address set forth in the signature block below or to such other address as may be designated by either party in writing. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail.

      9.2 AGREEMENT CONTROLS. Unless otherwise provided for in this Agreement, Company's policies, procedures and practices shall govern the relationship between Employee and Company. If, however, any of Company's policies, procedures and/or practices conflict with this Agreement (together with any amendments hereto), this Agreement (and any amendments hereto) shall control.

      9.3 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or modified and the observance of any provision may be waived (either retroactively or prospectively) only by written consent of the parties. Either party's failure to enforce any provision of this Agreement shall not be construed as a waiver of that party's right to enforce such provision.

      9.4 GOVERNING LAW. This Agreement and the performance hereunder shall be interpreted under the substantive laws of the State of California, without giving effect to the conflict of law principles thereof.

      9.5 FORCE MAJEURE. Either party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible, except a Disability as defined in this Agreement, provided that the party subject to the force majeure provides notice of such force majeure at the first reasonable opportunity. Under such circumstances, performance under this Agreement that related to the delay shall be suspended for the duration of the delay provided the delayed party shall resume performance of its obligations with due diligence once the delaying event subsides. In case of any such suspension, the parties shall use their reasonable best efforts to overcome the cause and effect of such suspension.

      9.6 REMEDIES. Employee acknowledges that because of the nature of Company's business, and the fact that the services to be performed by Employee pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that give them a peculiar value, a breach of this Agreement shall cause substantial injury to Company for which money damages cannot reasonably be ascertained and for which money damages would be inadequate. Employee therefore agrees that Company shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by Arbitration having equity jurisdiction, in addition to any other remedies that Company may have.

      9.7 SEVERABILITY. If any term, provision, covenant, paragraph, or condition of this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, that provision shall be limited or eliminated to the minimum extent necessary so this Agreement shall otherwise remain enforceable in full force and effect.

      9.8 CONSTRUCTION. Headings and captions are only for convenience and shall not affect the construction or interpretation of this Agreement. Whenever the context requires, words, used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender.

      9.9 COUNTERPARTS. This Agreement may be signed in counterpart copies, each of which shall represent an original document, and all of which shall constitute a single document.

      9.10 NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms hereof.

      9.11 ENTIRE AGREEMENT. With respect to its subject matter, namely, the engagement by Company of Employee, this Agreement and all exhibits hereto (including the documents expressly incorporated herein, such as the Employee Proprietary Information and Inventions Agreement) contain the entire understanding between the parties, and supersedes any prior agreements, understandings, and communications between the parties, whether oral, written, implied or otherwise.

Assistance of Counsel. Employee expressly acknowledges that he was advised he has the right to be represented by counsel of his own choosing in connection with the negotiation and drafting of the terms of this Agreement.

      9.12 ATTORNEYS' FEES. Company shall reimburse Employee up to $2,500 for attorneys' fees incurred by Employee for advice and negotiation in connection with the execution of this Agreement. Such reimbursement shall be made on the date that is six (6) month after the Effective Date and only if, on that date; Employee is then employed by Company.

      9.13 FURTHER ASSURANCES. Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement.

      9.14 PAYMENT OF TAXES. To the extent that any taxes become payable by Employee by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Employee for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Employee shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.


The parties execute this Executive Employment Agreement as of the date stated above:


EMPLOYEE                                 SUPERIOR INDUSTRIES INTERNATIONAL, INC.


By: /s/ Steven J. Borick                 By: /s/ Louis L. Borick
    ---------------------------------    ---------------------------------------
      Steven J. Borick                         Louis L. Borick,
                                               Chairman of the Board and CEO

Address:

NOTICE ADDRESS

                                    EXHIBIT A

                           RELEASE AGREEMENT LANGUAGE

In consideration for this severance compensation, Employee, upon accepting such severance payment, on behalf of himself, his agents, heirs, executors, administrators, and assigns, expressly releases and forever discharges Company and its successors and assigns, and all of its respective agents, Directors, officers, partners, employees, representatives, insurers, attorneys, parent companies, subsidiaries, affiliates, and joint venturers, and each of them, from any and all claims based upon acts or events that occurred on or before the date on which Employee accepts the severance compensation, including any claim arising under any state or federal statute or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42
U.S.C.Sections 2000e, et seq., the Americans with Disabilities Act, 42 U.S.C.Sections 12101, et seq., the Age Discrimination in Employment Act, 29 U.S.C.Sections 623, et seq., the Worker Adjustment and Retraining
Notification Act, 29 U.S.C.Sections 2101, et seq., the California Fair Employment and Housing Act, California Government Code Sections 12940, et seq., breach of contract, and any other statutory or common law claim.

Employee acknowledges that he is familiar with section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly acknowledges and agrees that he is releasing all known and unknown claims, and that he is waiving all rights he has or may have under Civil Code section 1542 or under any other statute or common law principle of similar effect. Employee acknowledges that the benefits he is receiving in exchange for this Release are more than the benefits to which he otherwise would have been entitled, and that such benefits constitute valid and adequate consideration for this Release. Employee further acknowledges that he has read this Release, understands all of its terms, and has consulted with counsel of his choosing before signing this Agreement.